Exhibit 1

CUSIP NO. 629445206	13G	Page 12 of 12

EXHIBIT 1 TO SCHEDULE 13G

FEBRUARY 11, 2011

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, TRIGRAN INVESTMENTS, INC., TRIGRAN INVESTMENTS, L.P., DOUGLAS GRANAT, LAWRENCE A. OBERMAN and STEVEN G. SIMON each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto).  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

TRIGRAN INVESTMENTS, INC.

By:	/s/ Lawrence A. Oberman
Name: Lawrence A. Oberman
Title: Executive Vice President and Director

TRIGRAN INVESTMENTS, L.P.

By:	/s/ Lawrence A. Oberman
Name: Lawrence A. Oberman
Title: Executive Vice President and
Director of Trigran Investments, Inc., the General Partner of Trigran Investments, L.P.

DOUGLAS GRANAT

/s/Douglas Granat

LAWRENCE A. OBERMAN

/s/ Lawrence A. Oberman

STEVEN G. SIMON

/s/ Steven G. Simon